UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2017
PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On October 25, 2017, the Compensation Committee of the Board of Directors of PBF Energy Inc. (the “Company”) approved equity awards effective as of October 30, 2017, under the Company’s 2017 Equity Incentive Plan to the Company’s named executive officers, as follows:

Named Executive Officers & Title	Class A Common Stock Options	Restricted Class A Common Stock
Thomas J. Nimbley, Chairman of the Board and Chief Executive Officer	200,000	80,000
Matthew C. Lucey, President	120,000	55,000
Erik Young, Senior Vice President and Chief Financial Officer	110,000	52,500
Thomas O'Connor, SVP-Commercial	100,000	50,000
Jeffrey Dill, Senior Vice President	65,000	15,000

Each of the awards will vest in four equal annual installments commencing on the first anniversary of the date of grant, subject to acceleration under certain circumstances set forth in the applicable award agreement, the form of which agreements are attached as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	Form of 2017 Equity Incentive Plan Restricted Stock Agreement
10.2	Form of 2017 Equity Incentive Plan Non-Qualified Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 31, 2017

PBF Energy Inc.
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2017 Equity Incentive Plan Restricted Stock Agreement
10.2	Form of 2017 Equity Incentive Plan Non-Qualified Stock Agreement